Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

Total Revenue Grew 13% Year-over-Year
SaaS ARR Grew 28% Year-over-Year

SAN MATEO, Calif. – August 8, 2023 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the third quarter of fiscal year 2023 ended June 30, 2023.

“Our third quarter results beat expectations across the board – we exceeded guidance for total revenue, subscription revenue, and professional services revenue. Overall, Q3 was another strong quarter and underscores our commitment to driving profitable growth,” said Jason Blessing, president and chief executive officer of Model N. “A key highlight during the quarter was our 19th annual customer conference, Rainmaker. Our customers, team members, and partners alike came out of Rainmaker very energized and excited for the future. We’re seeing strong product pipeline, compelling customer engagement, and healthy customer satisfaction. I came away feeling good about how both our value proposition and customer-centric approach are resonating well across our customer base.”

Recent Company Highlights

•Model N hosted Rainmaker23, the Company’s annual customer conference in Nashville.

•In June, Fortune Media and Great Place to Work® honored Model N as one of this year’s Best Workplaces in the Bay Area.

•In July, Fortune and Great Place to Work® honored Model N as one of this year’s Best Workplaces for Millennials.

•Model N released its Spring 2023 product release for life sciences and high-tech customers. This latest semi-annual release delivers new products and platform enhancements to help pharmaceutical, medical technology, and high-tech manufacturers further optimize revenue operations and strengthen compliance across the enterprise.

Third Quarter 2023 Financial Highlights
•Revenues: Total revenues were $63.7 million, an increase of 13% from the third quarter of fiscal year 2022. Subscription revenues were $45.8 million, an increase of 13% from the third quarter of fiscal year 2022.

•Gross Profit: Gross profit was $36.5 million, an increase of 16% from the third quarter of fiscal year 2022. Gross margin was 57% for the third quarter of fiscal year 2023 compared to 56% for the third quarter of 2022. Non-GAAP gross profit was $39.2 million, an increase of 13% from the third quarter of fiscal year 2022. Non-GAAP gross margin was 61% for the third quarter of fiscal year 2023 compared to 62% for the third quarter of fiscal year 2022. Subscription gross margin was 65% compared to 63% for the third quarter of fiscal year 2022. Non-GAAP subscription gross margin was 69% compared to 68% for the third quarter of fiscal year 2022.

•GAAP Income and Non-GAAP Income from Operations: GAAP income from operations was $2.9 million compared to loss from operations of $2.1 million for the third quarter of fiscal year 2022. Non-GAAP income from operations was $13.3 million, an increase of 35% from the third quarter of fiscal year 2022.

•GAAP Net Income: GAAP net income was $2.8 million compared to a net loss of $6.2 million for the third quarter of fiscal year 2022. GAAP diluted net income per share attributable to common stockholders was $0.07 based upon diluted weighted average shares outstanding of 38.6 million compared to net loss per share of $0.17 for the third quarter of fiscal year 2022 based upon weighted average shares outstanding of 36.9 million.

•Non-GAAP Net Income: Non-GAAP net income, was $13.6 million, an increase of 60% from the third quarter of fiscal year 2022. Non-GAAP net income per diluted share was $0.35 based upon diluted weighted average shares outstanding of 38.6 million compared to non-GAAP net income per diluted share of $0.23 for the third quarter of fiscal year 2022 based upon diluted weighted average shares outstanding of 37.1 million.

•Adjusted EBITDA: Adjusted EBITDA was $13.5 million, an increase of 35% from the third quarter of fiscal year 2022. Adjusted EBITDA margin was 21% compared to 18% for the third quarter of fiscal year 2022.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR hit $129.2 million, representing growth of 28% year-over-year. Trailing 12-month SaaS net dollar retention increased to 126% from 123% year-over-year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of August 8, 2023, we are providing guidance for the fourth quarter and the full fiscal year ending September 30, 2023.

(in $ millions, except per share)	Fourth Quarter Fiscal 2023	Full Year Fiscal 2023
Total revenues	61.6 - 62.6	247.1 - 248.1
Subscription revenues	45.6 - 46.1	180.5 - 181.0
Non-GAAP income from operations	10.8 - 11.8	41.8 - 42.8
Non-GAAP net income per share	0.28 - 0.31	1.08 - 1.10
Adjusted EBITDA	11.0 - 12.0	42.9 - 43.9

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter fiscal year 2023 ended June 30, 2023. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 22, 2023, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13735136.

About Model N

Model N is the leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal 2023 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2022, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount and issuance costs, and loss on extinguishment of debt. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss), adjusted for depreciation and amortization, stock-based compensation expense, interest income (expense), net, other income (expenses), net, provision for income taxes, and loss on extinguishment of debt. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by dividing the SaaS portion of our recurring subscription revenue for the quarter by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:
Carolyn Bass

Market Street Partners
investorrelations@modeln.com

Media Contact:
BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2023	As of September 30, 2022
Assets
Current assets
Cash and cash equivalents	$299,581	$193,524
Funds held for customers	117	603
Accounts receivable, net	51,866	49,121
Prepaid expenses	4,181	5,772
Other current assets	8,574	12,516
Total current assets	364,319	261,536
Property and equipment, net	1,260	1,838
Operating lease right-of-use assets	11,030	15,392
Goodwill	65,665	65,665
Intangible assets, net	31,902	37,362
Other assets	9,134	10,454
Total assets	$483,310	$392,247
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,615	$5,820
Customer funds payable	117	603
Accrued employee compensation	13,205	26,712
Accrued liabilities	5,966	6,860
Operating lease liabilities, current portion	4,577	4,651
Deferred revenue, current portion	59,825	62,282
Total current liabilities	88,305	106,928
Long-term liabilities
Long term debt	279,895	135,417
Operating lease liabilities, less current portion	7,786	12,142
Other long-term liabilities	3,693	3,139
Total long-term liabilities	291,374	150,698
Total liabilities	379,679	257,626
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	403,218	421,473
Accumulated other comprehensive loss	(2,104)	(2,413)
Accumulated deficit	(297,489)	(284,445)
Total stockholders’ equity	103,631	134,621
Total liabilities and stockholders’ equity	$483,310	$392,247

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Revenues
Subscription	$45,789	$40,554	$134,928	$116,885
Professional services	17,947	15,618	50,566	44,109
Total revenues	63,736	56,172	185,494	160,994
Cost of revenues
Subscription	15,841	14,869	47,568	43,249
Professional services	11,424	9,938	33,588	28,260
Total cost of revenues	27,265	24,807	81,156	71,509
Gross profit	36,471	31,365	104,338	89,485
Operating expenses
Research and development	11,361	11,797	36,528	35,035
Sales and marketing	13,332	11,795	40,531	34,873
General and administrative	8,849	9,857	31,021	27,618
Total operating expenses	33,542	33,449	108,080	97,526
Income (loss) from operations	2,929	(2,084)	(3,742)	(8,041)
Interest expense (income), net	(731)	3,794	(878)	11,420
Loss on extinguishment of debt	—	—	29,493	—
Other expenses (income), net	102	(271)	120	(283)
Income (loss) before income taxes	3,558	(5,607)	(32,477)	(19,178)
Provision for income taxes	740	611	2,074	1,345
Net income (loss)	$2,818	$(6,218)	$(34,551)	$(20,523)
Net income (loss) per share:
Basic	$0.07	$(0.17)	$(0.91)	$(0.56)
Diluted	$0.07	$(0.17)	$(0.91)	$(0.56)
Weighted average number of shares used in computing net income (loss) per share:
Basic	38,278	36,935	37,906	36,591
Diluted	38,610	36,935	37,906	36,591

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(34,551)	$(20,523)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,254	6,725
Stock-based compensation	29,362	25,186
Amortization of debt discount and issuance costs	1,047	8,211
Loss on extinguishment of debt	29,493	—
Deferred income taxes	20	414
Amortization of capitalized contract acquisition costs	3,663	3,152
Other non-cash charges	1,251	(515)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(3,960)	4,908
Prepaid expenses and other assets	7,500	(1,611)
Accounts payable	(1,211)	(1,516)
Accrued employee compensation	(8,461)	(794)
Other current and long-term liabilities	(4,192)	(3,020)
Deferred revenue	(2,751)	(3,284)
Net cash provided by operating activities	23,464	17,333
Cash Flows from Investing Activities:
Purchases of property and equipment	(237)	(486)
Net cash used in investing activities	(237)	(486)
Cash Flows from Financing Activities:
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	2,555	2,507
Proceeds from issuance of 2028 Notes	253,000	—
Payment of debt issuance cost for 2028 Notes	(7,525)	—
Repayments of 2025 Notes	(165,210)	—
Net changes in customer funds payable	(486)	(142)
Net cash provided by financing activities	82,334	2,365
Effect of exchange rate changes on cash and cash equivalents	10	(335)
Net increase in cash and cash equivalents	105,571	18,877
Cash and cash equivalents
Beginning of period	194,127	165,783
End of period	$299,698	$184,660

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Reconciliation from GAAP net income (loss) to adjusted EBITDA
GAAP net income (loss)	$2,818	$(6,218)	$(34,551)	$(20,523)
Reversal of non-GAAP items
Stock-based compensation expense	8,596	9,878	29,362	25,186
Depreciation and amortization	1,992	2,246	6,254	6,725
Interest (income) expense, net	(731)	3,794	(878)	11,420
Loss on extinguishment of debt	—	—	29,493	—
Other (income) expense, net	102	(271)	120	(283)
Provision for income taxes	740	611	2,074	1,345
Adjusted EBITDA	$13,517	$10,040	$31,874	$23,870

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$36,471	$31,365	$104,338	$89,485
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,285	2,574	7,132	5,989
Amortization of intangible assets (b)	427	709	1,563	2,127
Non-GAAP gross profit	$39,183	$34,648	$113,033	$97,601
Percentage of revenue	61.5%	61.7%	60.9%	60.6%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$29,948	$25,685	$87,360	$73,636
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,265	1,380	3,909	3,303
Amortization of intangible assets (b)	427	709	1,563	2,127
Non-GAAP subscription gross profit	$31,640	$27,774	$92,832	$79,066
Percentage of subscription revenue	69.1%	68.5%	68.8%	67.6%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$6,523	$5,680	$16,978	$15,849
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,020	1,194	$3,223	$2,686
Non-GAAP professional services gross profit	$7,543	$6,874	$20,201	$18,535
Percentage of professional services revenue	42.0%	44.0%	39.9%	42.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Reconciliation from GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$2,929	$(2,084)	$(3,742)	$(8,041)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,596	9,878	29,362	25,186
Amortization of intangible assets (b)	1,726	2,008	5,460	6,024
Non-GAAP operating income	$13,251	$9,802	$31,080	$23,169

Numerator
Reconciliation between GAAP net income (loss) and non-GAAP net income
GAAP net income (loss)	$2,818	$(6,218)	$(34,551)	$(20,523)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,596	9,878	29,362	25,186
Amortization of intangible assets (b)	1,726	2,008	5,460	6,024
Loss on extinguishment of debt (c)	—	—	29,493	—
Amortization of debt discount and issuance costs (d)	418	2,819	1,047	8,211
Non-GAAP net income	$13,558	$8,487	$30,811	$18,898

Denominator
Reconciliation between GAAP net income (loss) and non-GAAP net income per share
Shares used in computing GAAP net income (loss) per share:
Basic	38,278	36,935	37,906	36,591
Diluted	38,610	36,935	37,906	36,591
Shares used in computing non-GAAP net income per share
Basic	38,278	36,935	37,906	36,591
Add: effect of shares for stock plan activity	332	172	503	240
Add: effect of shares related to convertible senior notes	—	—	324	—
Diluted	38,610	37,107	38,733	36,831
GAAP net income (loss) per share
Basic and diluted	$0.07	$(0.17)	$(0.91)	$(0.56)
Non-GAAP net income per share
Basic	$0.35	$0.23	$0.81	$0.52
Diluted	$0.35	$0.23	$0.80	$0.51

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$427	$709	$1,563	$2,127
Total amortization of intangibles assets in cost of revenue (b)	427	709	1,563	2,127
Operating expenses
Sales and marketing	1,299	1,299	3,897	3,897
Total amortization of intangibles assets in operating expense (b)	1,299	1,299	3,897	3,897
Total amortization of intangibles assets (b)	$1,726	$2,008	$5,460	$6,024

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,265	$1,380	$3,909	$3,303
Professional services	1,020	1,194	3,223	2,686
Total stock-based compensation in cost of revenue (a)	2,285	2,574	7,132	5,989
Operating expenses
Research and development	1,659	1,826	5,311	4,616
Sales and marketing	2,172	2,223	7,121	5,669
General and administrative	2,480	3,255	9,798	8,912
Total stock-based compensation in operating expense (a)	6,311	7,304	22,230	19,197
Total stock-based compensation (a)	$8,596	$9,878	$29,362	$25,186

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Free cash flow
Net cash provided by operating activities	$29,614	$14,405	$23,464	$17,333
Purchases of property and equipment	(131)	(137)	(237)	(486)
Free cash flow	$29,483	$14,268	$23,227	$16,847

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, amortization of debt discount and issuance costs, loss on extinguishment of debt and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)The repurchase of our 2.625% convertible senior notes due 2025 was accounted for as a debt extinguishment. The Company recorded a $29.5 million loss on extinguishment of debt on its consolidated statements of operations during the fiscal quarter ended March 31, 2023 and the nine months ended June 30, 2023, which includes the write-off of related deferred issuance costs of $2.3 million. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Prior to the adoption of ASU 2020-06, Debt with Conversion and Other Options, on October 1, 2022 we were required to recognize non-cash interest expense related to amortization of debt discount and issuance costs. Subsequent to the adoption of ASU 2020-06, Debt with Conversion and Other Options, we only recognize non-cash interest expense related to amortization of issuance costs. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.